Exhibit 8.1

May 28, 2021

Holicity Inc.

2300 Carillon Point

Kirkland, WA 98033

Re:	United States Federal Income Tax Consequences

Ladies and Gentlemen:

We have acted as counsel to Holicity Inc., a Delaware corporation (the “Parent”) in connection with proposed merger (the “Merger”) of Holicty Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Sub”), with and into Alpha Space, Inc. a Delaware corporation (“Target”), pursuant to the terms of the Business Combination Agreement dated as of February 2, 2021 (the “Business Combination Agreement”) by and among Parent, Sub and Target, and as described in the Registration Statement on Form S-4 to be filed by Parent with the Securities and Exchange Commission today (the “Registration Statement”).

In preparing the opinion set forth below, we have examined and reviewed originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Business Combination Agreement; (iii)  the representation letter of an officer of the Parent delivered to us for purposes of this opinion (the “Parent Representation Letter”); (iv) the representation letter of an officer of Target delivered to us for purposes of this opinion (the “Target Representation Letter” and together with the Parent Representation Letter, the “Representation Letters”) and (v) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for our opinion.  In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such latter documents.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations, possibly with retroactive effect.  A change in the authorities upon which our opinion is based could affect the conclusions expressed herein.  Moreover, there can be no assurance that positions contrary to our opinion will not be taken by the Service or, if challenged, by a court.

Based upon and subject to the foregoing, we hereby confirm that the legal statements in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations” constitute our opinion with respect to the United State federal income tax law matters referred to therein.

Except as expressly set forth above, we express no other opinion. This opinion has been prepared solely in connection with the Registration Statement and may not be relied upon for any other purpose without our prior written consent.

This opinion is being delivered prior to the consummation of the Merger and therefore is prospective and dependent on future events.  This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), we hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Winston & Strawn LLP